Exhibit 99.1

Xylem

1133 Westchester Ave., White Plains, NY 10604

Tel +1.914.323.5700 Fax +1.914.696.2960

Contacts:	Media	Investors
	Tom Glover +1-914-323-5891	Phil DeSousa +1-914-323-5930
	tom.glover@xyleminc.com	phil.desousa@xyleminc.com

Xylem Inc. reports first quarter 2013 results, affirms full-year guidance

•	First quarter 2013 adjusted net income was $50 million or $0.27 per share, down $0.09 from first quarter 2012; GAAP net income was $41 million or $0.22 per share, down $0.12

•	First quarter 2013 revenue was $879 million, down $46 million from first quarter 2012

•	Xylem maintains FY 2013 EPS of $1.79-$1.89 on revenue midpoint of $3.9 billion

WHITE PLAINS, N.Y., April 30, 2013 – Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported first quarter 2013 net income of $41 million, or $0.22 per share. Adjusted net income was $50 million, or $0.27 per share, excluding the impact of special items that include restructuring and realignment charges, and special tax items. First quarter revenue was $879 million, down $46 million from the first quarter 2012, reflective of on-going European economic challenges, U.S. industrial weakness and lower shipments for treatment projects. First quarter 2013 adjusted operating margins were down 230 basis points, down 320 basis points as reported, resulting from lower volume, acquisition costs and continued investments in growth initiatives.

“We were pleased to deliver earnings in line with our expectations despite weaker revenue for the quarter than we had anticipated,” said Gretchen McClain, president and chief executive officer of Xylem Inc. “We’re addressing continued market challenges in several key regions of the world, especially Europe, and are taking assertive cost actions to reposition ourselves as a more competitive and efficient organization, and to create more value for our customers. We continue to pursue attractive acquisitions that will help to strengthen our portfolio. During the first quarter, we completed two acquisitions — PIMS, which bolsters our attractive service business; and MultiTrode, which enhances our global water and wastewater monitoring and control offering.”

“Exciting new product launches are winning in the market place, leading to share gains in key market segments,” McClain said. “We were proud to launch several innovative products this quarter, including new dewatering solutions from our Godwin and Flygt brands, as well as new analytical lab instruments from our YSI and OI

Analytical brands. As we look ahead to the remainder of 2013, we are focused on introducing additional new products, and continuing to expand geographically. Through these and other customer-focused solutions, we will continue to position Xylem as a global leader in the water industry.”

Xylem affirms full year guidance, forecasting full year 2013 revenue growth of 3 to 4 percent to approximately $3.9 billion. Full year 2013 adjusted net income is forecast to grow 1 to 7 percent to $333 to $352 million, for adjusted earnings per share of $1.79 to $1.89 per share. The company anticipates that restructuring and realignment costs will range from $60 to $70 million for the year.

First Quarter Segment Results

Water Infrastructure

Xylem’s Water Infrastructure segment consists of its businesses serving clean water delivery, wastewater transport and treatment, dewatering and analytical instrumentation.

•	First quarter 2013 revenue was $551 million, down 6 percent compared with the first quarter 2012, reflecting U.S. industrial weakness, European economic challenges and decreased treatment shipments.

•	First quarter adjusted segment operating income was $52 million. Adjusted operating margin was 9.4 percent, reflecting lower volumes, acquisition impacts and continued investments.

Applied Water

Xylem’s Applied Water segment consists of its portfolio of businesses in residential and commercial building services, industrial and agricultural applications.

•

First quarter 2013 revenue was $345 million, down 3 percent compared with the first quarter 2012, reflecting weak industrial demand and European economic challenges, offset by strength in U.S. residential and agricultural end markets.

•	First quarter adjusted segment operating income was $42 million, up 2 percent versus the same period in 2012. Adjusted operating margin was 12.2 percent, reflecting strong operational performance.

Supplemental information on Xylem’s first quarter earnings and reconciliations for certain non-GAAP items are posted at investors.xyleminc.com.

About Xylem

Xylem (NYSE: XYL) is a leading global water technology provider, enabling customers to transport, treat, test and efficiently use water in public utility, residential and commercial building services, industrial and agricultural settings. The company does business in more than 150 countries through a number of market-leading product brands, and its people bring broad applications expertise with a strong focus on finding local solutions to the world’s most challenging water and wastewater problems. Xylem is headquartered in White Plains, N.Y., with 2012 annual revenues of $3.8 billion and approximately 12,700 employees worldwide. In 2012, Xylem was named to the Dow Jones Sustainability World Index for advancing sustainable business practices and solutions worldwide.

The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all — that which occurs in nature. For more information, please visit us at www.xyleminc.com.

Forward-Looking Statements

This document contains information that may constitute “forward-looking statements.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

These forward-looking statements include, but are not limited to, statements about the separation of Xylem Inc. (the “Company”) from ITT Corporation in 2011, capitalization of the Company, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to orders, sales, operating margins and earnings per share growth, and statements expressing general views about future operating results — are forward-looking statements.

Caution should be taken not to place undue reliance on any such forward-looking statements because they involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those set forth in Item 1A in our Annual Report on Form 10-K, and those described from time to time in subsequent reports filed with the Securities and Exchange Commission.

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XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)

(in millions, except per share data)

For the three months ended March 31,	2013	2012
Revenue	$879	$925
Cost of revenue	545	562

Gross profit	334	363
Selling, general and administrative expenses	236	231
Research and development expenses	26	28
Restructuring charges	5	—
Separation costs	1	5

Operating income	66	99
Interest expense	13	14
Other non-operating (expense), net	(2)	(1)

Income before taxes	51	84
Income tax expense	10	21

Net income	$41	$63

Earnings per share:
Basic	$0.22	$0.34
Diluted	$0.22	$0.34
Weighted average number of shares:
Basic	185.8	185.4
Diluted	186.4	185.9
Dividends declared per share	$0.1164	$0.1012

XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except per share amounts)

	March 31, 2013	December 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$375	$504
Receivables, less allowances for discounts and doubtful accounts of $27 and $34 in 2013 and 2012, respectively	767	776
Inventories, net	461	443
Prepaid and other current assets	111	110
Deferred income tax assets	43	41

Total current assets	1,757	1,874
Property, plant and equipment, net	474	487
Goodwill	1,669	1,647
Other intangible assets, net	504	484
Other non-current assets	185	187

Total assets	$4,589	$4,679

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$309	$332
Accrued and other current liabilities	406	443
Short-term borrowings and current maturities of long-term debt	6	6

Total current liabilities	721	781
Long-term debt	1,199	1,199
Accrued postretirement benefits	397	400
Deferred income tax liabilities	179	173
Other non-current accrued liabilities	53	52

Total liabilities	2,549	2,605

Commitments and contingencies (Note 17)
Stockholders’ equity:
Common Stock — authorized 750.0 shares, par value $0.01 per share:
Issued 186.3 shares and 186.2 shares in 2013 and 2012, respectively	2	2
Capital in excess of par value	1,711	1,706
Retained earnings	283	264
Treasury stock – at cost 1.0 shares and 0.5 shares in 2013 and 2012, respectively	(28)	(13)
Accumulated other comprehensive income	72	115

Total stockholders’ equity	2,040	2,074

Total liabilities and stockholders’ equity	$4,589	$4,679

XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

For the three months ended March 31,	2013	2012
Operating Activities
Net income	$41	$63
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	25	23
Amortization	12	11
Share-based compensation	6	5
Restructuring charges	5	—
Payments for restructuring	(4)	—
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	1	7
Changes in inventories	(29)	(31)
Changes in accounts payable	(8)	14
Other, net	(29)	(31)

Net Cash — Operating activities	20	61

Investing Activities
Capital expenditures	(30)	(31)
Acquisitions, net of cash acquired	(78)	—
Proceeds from the sale of property, plant and equipment	3	2

Net Cash — Investing activities	(105)	(29)

Financing Activities
Repurchase of common stock	(15)	(1)
Proceeds from exercise of employee stock options	—	16
Dividends paid	(22)	(19)
Other, net	1	(6)

Net Cash — Financing activities	(36)	(10)

Effect of exchange rate changes on cash	(8)	7

Net change in cash and cash equivalents	(129)	29
Cash and cash equivalents at beginning of year	504	318

Cash and cash equivalents at end of period	$375	$347

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$11	$11
Income taxes (net of refunds received)	$27	$18

Xylem Inc. Non-GAAP Measures

Management views key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, free cash flow, working capital, and backlog, among others. In addition, we consider certain measures to be useful to management and investors evaluating our operating performance for the periods presented, and provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operations as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of foreign currency fluctuations, intercompany transactions, and contributions from acquisitions and divestitures. Divestitures include sales of portions of our business that did not meet the criteria for classification as a discontinued operation or insignificant portions of our business that we did not classify as a discontinued operation. The period-over-period change resulting from foreign currency fluctuations assumes no change in exchange rates from the prior period.

“Constant currency” defined as financial results adjusted for currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.

“EBITDA” defined as earnings before interest, taxes, depreciation, amortization expense, and share-based compensation. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude for non-recurring separation costs associated with the Xylem spin-off from ITT Corporation (not excluded for 2013) as well as non-recurring restructuring and realignment costs.

“Adjusted Operating Income”, “Adjusted Segment Operating Income”, and “Adjusted EPS” defined as operating income and earnings per share, adjusted to exclude non-recurring separation costs associated with the Xylem spin-off from ITT Corporation (not excluded for 2013), non-recurring restructuring and realignment costs and tax-related special items.

“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of free cash flows does not consider non-discretionary cash payments, such as debt.

Xylem Inc. Non-GAAP Reconciliation

Reported vs. Organic & Constant Currency Order Growth

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)					Constant Currency
		(A)	(B)		(C)	(D)	(E)	(F) = B+C+D+E	(G) = F/A	(H) = (B + D) / A
	Orders	Orders	Change 2013 v. 2012	% Change 2013 v. 2012	Acquisitions / Divestitures	FX Contribution	Eliminations	Change Adj. 2013 v. 2012	% Change Adj. 2013 v. 2012
	2013	2012
Quarter Ended March 31, 2013

Xylem Inc.	962	1,004	(42)	-4.2%	(26)	2	—	(66)	-6.6%	-4.0%

Water Infrastructure	601	638	(37)	-5.8%	(26)	2	—	(61)	-9.6%	-5.5%
Applied Water	378	382	(4)	-1.0%	—	—	(1)	(5)	-1.3%	-1.0%

Note: Due to rounding the sum of segment amounts may not agree to Xylem totals.

Xylem Inc. Non-GAAP Reconciliation

Reported vs. Organic & Constant Currency Revenue

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)					Constant Currency
		(A)	(B)		(C)	(D)	(E)	(F) = B+C+D+E	(G) = F/A	(H) = (B + D) / A
	Revenue	Revenue	Change 2013 v. 2012	% Change 2013 v. 2012	Acquisitions / Divestitures	FX Contribution	Eliminations	Change Adj. 2013 v. 2012	% Change Adj. 2013 v. 2012
	2013	2012
Quarter Ended March 31, 2013

Xylem Inc.	879	925	(46)	-5.0%	(23)	2	—	(67)	-7.2%	-4.8%

Water Infrastructure	551	584	(33)	-5.7%	(23)	1	—	(55)	-9.4%	-5.5%
Applied Water	345	355	(10)	-2.8%	—	—	(2)	(12)	-3.4%	-2.8%

Note: Due to rounding the sum of segment amounts may not agree to Xylem totals.

Xylem Inc. Non-GAAP Reconciliation

Adjusted Operating Income

($ Millions)

	Q1
	‘13	‘12
Total Revenue
• Total Xylem	879	925
• Water Infrastructure	551	584
• Applied Water	345	355

Operating Income
• Total Xylem	66	99
• Water Infrastructure	42	75
• Applied Water	40	40

Operating Margin
• Total Xylem	7.5%	10.7%
• Water Infrastructure	7.6%	12.8%
• Applied Water	11.6%	11.3%

Separation Costs
• Total Xylem	—	5
• Water Infrastructure	—	2
• Applied Water	—	1

Restructuring & Realignment Costs
• Total Xylem	12	—
• Water Infrastructure	10	—
• Applied Water	2	—

Adjusted Operating Income*
• Total Xylem	78	104
• Water Infrastructure	52	77
• Applied Water	42	41

Adjusted Operating Margin*
• Total Xylem	8.9%	11.2%
• Water Infrastructure	9.4%	13.2%
• Applied Water	12.2%	11.5%

*	Adjusted Operating Income excludes restructuring & realignment costs in 2013 and excludes non-recurring separation costs in 2012.

Xylem Inc. Non-GAAP Reconciliation

Adjusted Diluted EPS

($ Millions, except per share amounts)

	Q1 2012				Q1 2013
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	925			925	879			879
Operating Income	99	5a		104	66	12c		78
Operating Margin	10.7%			11.2%	7.5%			8.9%
Interest Expense	(14)			(14)	(13)			(13)
Other Non-Operating Income (Expense)	(1)			(1)	(2)			(2)

Income before Taxes	84	5		89	51	12		63

Provision for Income Taxes	(21)	(1	)b	(22)	(10)	(3	)d	(13)

Net Income	63	4		67	41	9		50

Diluted Shares	185.9			185.9	186.4			186.4

Diluted EPS	$0.34	$0.02		$0.36	$0.22	$0.05		$0.27

a	One time separation costs
b	Net tax impact of separation costs
c	Restructuring & realignment costs
d	Tax impact of restructuring & realignment costs

Xylem Inc. Non-GAAP Reconciliation

Net Cash - Operating Activities vs. Free Cash Flow

Three Months Ended March 31, 2013 and 2012

($ Millions)

	Three Months Ended
	2013	2012
Net Cash - Operating Activities	20	61
Capital Expenditures	(30)	(31)

Free Cash Flow, including separation costs	(10)	30
Cash Paid for Separation Costs (incl. Capex)	—	11

Free Cash Flow, excluding separation costs*	(10)	41

Net Income	41	63
Separation Costs, net of tax (incl. tax friction)	—	4

Net Income, excluding separation costs*	41	67

Free Cash Flow Conversion	-24%	61%

*	Separation costs are not excluded in 2013

Xylem Inc. Non-GAAP Reconciliation

Guidance

($ Millions, except per share amounts)

2013 Guidance					Illustration of Mid Point Guidance
	FY ‘12				FY ‘13
	As Reported	Adjustments		Adjusted	As Projected	Adjustments		Adjusted
Total Revenue	3,791			3,791	3,925			3,925
Segment Operating Income	512	30a		542	484	65d		549
Segment Operating Margin	13.5%			14.3%	12.3%			14.0%
Corporate Expense	69	(16	)b	53	59	—		59

Operating Income	443	46		489	425	65		490

Operating Margin	11.7%			12.9%	10.8%			12.5%
Interest Expense	(55)			(55)	(55)			(55)
Other Non-Operating Income (Expense)	—			—	(2)			(2)

Income before Taxes	388	46		434	368	65		433

Provision for Income Taxes	(91)	(13	)c	(104)	(72)	(19	)c	(91)

Net Income	297	33		330	296	46		342

Diluted Shares	186.2			186.2	186.4			186.4

Diluted EPS	$1.59	$0.18		$1.77	$1.59	$0.25		$1.84

a	One time separation, restructuring and realignment costs incurred at the segment level
b	One time separation, restructuring and realignment costs incurred at the corporate level
c	Net tax impact of above items, plus the addition of special tax items
d	Restructuring and realignment costs incurred at the segment level

Xylem Inc. Non-GAAP Reconciliation

Adjusted Operating Income

($ Millions)

						Mid Point Guidance
	2008	2009	2010	2011	2012	2013E
Revenue	3,291	2,849	3,202	3,803	3,791	3,925

Operating Income	315	276	388	395	443	425

Operating Margin	9.6%	9.7%	12.1%	10.4%	11.7%	10.8%
Restructuring & Realignment	41	31	15	—	24	65
Separation Costs	—	—	—	87	22	—

Adjusted Operating Income	356	307	403	482	489	490

Adjusted Operating Margin	10.8%	10.8%	12.6%	12.7%	12.9%	12.5%
Standalone Costs	—	—	—	5	28	—

Adj. Operating Income, excl. Standalone Costs	356	307	403	487	517	490

Adjusted Operating Margin, excl. Standalone Costs	10.8%	10.8%	12.6%	12.8%	13.6%	12.5%